EXHIBIT 24

POWER OF ATTORNEY

Each of the directors of Mondee Holdings, Inc. (the “Company”), whose signature appears below, hereby appoints Prasad Gundumogula and Jesus Portillo, or either of them, as his/her attorney to sign, in his/her name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated on March 29, 2024.

Signature	Title

/s/ PRASAD GUNDUMOGULA	Chief Executive Officer (Principal Executive Officer)
(Prasad Gundumogula)	Chairman of the Board
/s/ JESUS PORTILLO	Chief Financial Officer (Principal Financial and Accounting Officer)
(Jesus Portillo)
/s/ ORESTES FINTIKILIS	Director
(Orestes Fintikilis)
/s/ MONA KANAAN	Director
(Mona Kanaan)
/s/ ASI GINIO	Director
(Asi Ginio)
/s/ ROOPA PURUSHOTHAMAN	Director
(Roopa Purushothaman)
/s/ NOOR SWEID	Director
(Noor Sweid)
/s/ PRADEEP UDHAS	Director
(Pradeep Udhas)
/s/ JEFF CLARKE	Director
(Jeff Clarke)